Exhibit 10.1

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”) to that certain Employment Agreement, dated as of August 20, 2008, as amended (the “Agreement”), by and between GFI Group Inc., a Delaware corporation (the “Company”), and Ronald Levi (“Executive”), is made on March 30, 2009 (the “Amendment Effective Date”).

WHEREAS, the Company and Executive desire to amend the Agreement according to Section 10(a) thereof so that all bonus compensation will be “performance-based” in accordance with Internal Revenue Code Section 162(m) (“Code Section 162(m)”); and

WHEREAS, the Company and Executive have each approved this Amendment and the changes to the Agreement that it will effect.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

Section 1.               Amendments.  The Agreement shall be amended as follows:

A.    Section 3(d) shall be amended by:

a.     Replacing the date of “July 31st” at the end of said Section 3(d) with the date of “December 31st”;

b.     Amending and restating the first parenthetical in said Section 3(d) to read as follows:  “(but excluding the Sign-On Restricted Stock Unit Grant, the payments provided for in Section 3(e) below, and any “nonqualified deferred compensation” (within the meaning of Code Section 409A) granted to Executive)”;

c.     Deleting the language reading:  “during each twelve month period of the Term ending on July 31st of each year (the “Guarantee”),” and substituting in its place the following new language:  “during or with respect to each calendar year during the Term or within which the Term expires (the “Guarantee”); subject to pro ration for any partial calendar year resulting from expiration of the Term (such pro ration to be determined by multiplying the full amount of the Guarantee by a fraction, the numerator of which is the number of days during the calendar year prior to and including the date of expiration of the Term, and the denominator of which is 365),”; and

d.     Adding a new last sentence to said Section 3(d) to read in full as follows:  “Notwithstanding the foregoing, payment of any portion of such Guarantee in excess of Executive’s Base Salary paid during the applicable calendar year shall be contingent on the Company achieving the Code Section 162(m) goals applicable to other executive officers of the Company for the applicable calendar year and shall in all events be paid no later than March 15th of the calendar year following the calendar year to which such Guarantee relates.”

B.    Clause (iii) of Section 5(b) shall be amended by inserting the following at the end of said clause (iii):  “if the Code Section 162(m) goals applicable to other executive officers of the Company for the twelve-month period that includes Executive’s date of termination are achieved, which shall be paid no later than March 15th of the calendar year following such termination;”.

C.    A new penultimate sentence is added to Section 5(b) to read as follows:  “Notwithstanding the foregoing, in no event shall any stock option be exercisable beyond the expiration of the original option term.”

D.    Section 3(e) shall be amended by replacing the “$425,000” with “$400,000” in the last sentence thereof.

Section 2.               Effect of Amendment.  Except as set forth in Section 1 of this Amendment, the provisions of the Agreement shall not be amended or altered by this Amendment and shall continue in full force and effect.

Section 3.               Miscellaneous.  This Amendment shall be governed by the internal laws of the State of New York.  This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original and all counterparts taken together shall constitute one and the same instrument.  This Amendment and the Agreement (as amended hereby) constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and any and all prior agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, except for the Agreement (as amended hereby), are superseded by this Amendment.  Any provision of this Amendment which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rending unenforceable the remaining provisions hereof, and any invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned parties on the Amendment Effective Date.

COMPANY:

GFI GROUP INC.

By:

Name:

Title:

EXECUTIVE:

Ronald Levi